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                                   EXHIBIT 21


         List of Subsidiaries of Community Central Bank Corporation



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NAME OF SUBSIDIARY                                      JURISDICTION OF             NAMES UNDER WHICH
(AND OWNERSHIP)                                         ORGANIZATION                IT DOES BUSINESS
---------------                                         ------------                 ----------------
Community Central Bank                                  Michigan                    Community Central Bank
(wholly-owned subsidiary of Community Central Bank
Corporation)

Community Central Mortgage Company, L.L.C.              Michigan                    Community Central Mortgage
(99% owned by Community Central Bank and 1% owned by                                Company, L.L.C.
Community Central Bank Corporation)                                                 Mortgage Banking Solutions

Community Central Capital Trust I                       Delaware                    Community Central Capital
(Business Trust, wholly owned subsidiary of Community                               Trust I
Central Bank Corporation)

Community Central Development Enterprise, LLC *         Michigan                    Community Central Development
(wholly owned subsidiary of Community Central Bank)                                 Enterprise, LLC

* Inactive
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